Exhibit 10.15

2020 Nonemployee Directors Stock Incentive Program
Edwards Lifesciences Corporation

(as amended and restated November 18, 2021)

Edwards Lifesciences Corporation

2020 Nonemployee Directors Stock Incentive Program
(Amended and Restated as of November 18, 2021)1

Article 1.Establishment, Objectives, and Duration
1.1.Establishment of the Program. Edwards Lifesciences Corporation, a Delaware corporation (hereinafter referred to as the “Company”), hereby adopts the 2020 Nonemployee Directors Stock Incentive Program (hereinafter referred to as the “Program”), as set forth in this document, effective as of February 20, 2020 (the “Effective Date”). The Program permits the grant of Nonqualified Stock Options, Stock Issuances, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights.
1.2.Objectives of the Program. The objectives of the Program are to optimize the profitability and growth of the Company through long-term incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s stockholders. The Program is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.
1.3.Duration of the Program. The Program shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board to amend or terminate the Program at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Program’s provisions.
Article 2.Definitions
Whenever used in the Program, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
2.1     “Annual Retainer” means the fixed annual fee of a Nonemployee Director in effect on the first day of the year in which such Annual Retainer is payable for services to be rendered as a Nonemployee Director of the Company. The Annual Retainer does not include meeting or chairmanship fees.
2.2     “Award” means, individually or collectively, a grant under this Program of Nonqualified Stock Options, Stock Issuances, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights.
2.3     “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Program.
2.4     “Board” or “Board of Directors” means the Board of Directors of the Company.
2.5     “Change in Control” of the Company shall mean the occurrence of any one of the following events:
(a)Any “Person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and any trustee or other fiduciary holding securities under an employee benefit plan of the Company or such proportionately owned corporation), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of
1 Share limits reflect stock splits and stock dividends through June 2020.

securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or
(b)During any period of not more than twenty-four (24) months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2.5(a), 2.5(c), or 2.5(d) of this Section 2.5) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or
(c)The consummation of a merger or consolidation of the Company with any other entity, other than: (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities; or
(d)The Company’s stockholders approve a plan of complete liquidation or dissolution of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect.
2.6     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.7     “Committee” means the Compensation and Governance Committee and any successor thereto or any other committee appointed by the Board to administer Awards to Participants, as specified in Article 3 herein. To the extent the Board determines it will administer this Program, references to the Committee shall mean the Board.
2.8     “Company” means Edwards Lifesciences Corporation, a Delaware corporation, and any successor thereto as provided in Article 19 herein.
2.9     “Disability” means the inability of the Participant to attend any meetings of the Board or a Committee thereof for a period of twenty-six (26) weeks by reason of a medically determinable physical or mental impairment or the resignation or replacement of the Participant as a member of the Board by reason of such impairment.
2.10     “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.
2.11     “Employee” means an employee of the Company or of a Subsidiary of the Company.
2.12     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.13     “Fair Market Value” means the closing price of a Share on the New York Stock Exchange (or the principal exchange on which the Shares are then traded, if not the New York Stock Exchange) on the date as of which such value is being determined or, if there shall be no reported transactions in the Shares on such exchange for such date, on the next preceding date for which such transactions were reported on such exchange.
2.14     “Nonemployee Director” means a member of the Company’s Board who is not an Employee of the Company.

2.15     “Nonqualified Stock Option” or “Option” means an option to purchase Shares granted under Article 6 or Article 11 herein and which is not intended to meet the requirements of Code Section 422.
2.16     “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.17     “Participant” means a Nonemployee Director who has been selected to receive an Award or who has outstanding an Award granted under the Program.
2.18     “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.
2.19     “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.
2.20     “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 9 herein.
2.21     “Shares” means the shares of common stock of the Company.
2.22     “Stock Appreciation Right” means an Award granted to a Participant pursuant to Article 10 herein.
2.23     “Stock Issuance” means an Award granted to a Participant pursuant to Article 7 herein.
2.24     “Subsidiary” means any business, whether or not incorporated, in which the Company beneficially owns, directly or indirectly through another entity or entities, securities or interests representing more than fifty percent (50%) of the combined voting power of the voting securities or voting interests of such business.
Article 3.Administration
3.1     General. The Program shall be administered by the Compensation and Governance Committee of the Board, or by any other Committee appointed by the Board for such purpose (or the Board itself if the Board elects to administer this Program). Any Committee administering the Program shall be comprised entirely of directors. The members of the Committee shall be appointed in accordance with the bylaws of the Company and the charter of such Committee. Members of the Committee may participate in the Program. The Committee shall have the authority to delegate administrative duties to officers, Employees, or directors of the Company; provided that the Committee shall not be able to delegate its authority with respect to granting Awards.
3.2     Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions of the Program, the Committee shall have the authority to: (a) interpret the provisions of the Program, and prescribe, amend, and rescind rules and procedures relating to the Program; (b) grant Awards under the Program, in such forms and amounts and subject to such terms and conditions as it deems appropriate, including, without limitation, Awards which are made in combination with or in tandem with other Awards (whether or not contemporaneously granted) or compensation or in lieu of current or deferred compensation; (c) subject to Article 16, modify the terms of, cancel and reissue, or repurchase outstanding Awards; (d) prescribe the form of agreement, certificate or other instrument evidencing any Award under the Program; (e) correct any defect or omission and reconcile any inconsistency in the Program or in any Award hereunder; (f) design Awards to satisfy requirements to make such Awards tax-advantaged to Participants in any jurisdiction or for any other reason that the Company desires; and (g) make all other determinations and take all other actions as it deems necessary or desirable for the administration of the Program; provided, however, that no outstanding Option will be (i) amended to lower the exercise price, (ii) canceled, exchanged or surrendered in exchange for cash or other awards for the purpose of repricing the Option, or (iii) canceled, exchanged or surrendered for the purpose of reissuing such Option to a Participant at a lower exercise price (other than, in each case, pursuant to Section 5.4) without the approval of the Company’s stockholders. The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons. The Committee shall comply with all applicable laws in administering the Program. If and to the extent permitted by law (and subject to Section 3.1 herein), the Committee may delegate its authority as identified herein.
3.3     Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Program and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, directors, Participants, and their estates and beneficiaries.
Article 4.Eligibility and Participation
4.1     Eligibility. Persons eligible to participate in this Program shall be all Nonemployee Directors.
4.2     Actual Participation. Subject to the provisions of the Program, the Committee may, from time to time, select from all eligible Nonemployee Directors those to whom Awards shall be granted and shall determine the nature and amount of each Award.
Article 5.Shares Subject to the Program
5.1     Number of Shares Available for Grants. Subject to adjustment as provided in Section 5.4 herein, the number of Shares hereby reserved for delivery to Participants under the Program shall be Eight Million Four Hundred Thousand (8,400,000) Shares. Subject to the restrictions for Nonemployee Directors set forth in Article 11, the Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Program.
5.2     Type of Shares. Shares issued under the Program in connection with Awards may be authorized and unissued Shares or issued Shares held as treasury Shares.
5.3     Reuse of Shares.
(a)General. In the event of the expiration or termination (by reason of forfeiture, expiration, cancellation, surrender, failure to vest or otherwise) of any Award under the Program, that number of Shares that was subject to the Award but not delivered shall again be available for subsequent Awards under the Program.
(b)Restricted Stock. In the event that Shares are delivered under the Program as Restricted Stock and are thereafter forfeited or reacquired by the Company pursuant to rights reserved upon the grant thereof, such forfeited or reacquired Shares shall again be available as Awards under the Program.
(c)Stock Appreciation Rights. Upon exercise of any Stock Appreciation Right, the Share reserve under Section 5.1 shall be reduced by the gross number of Shares as to which such Stock Appreciation Right is exercised.
5.4     Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 5.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Program and in the number and/or class of Shares subject to Awards to be granted to Nonemployee Directors under Article 11

(including the applicable limits set forth in Article 11), as shall be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its sole discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.
Article 6.Stock Options
6.1     Grant of Options.
(a)Subject to the terms and provisions of the Program, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.
(b)All Options under the Program shall be granted in the form of nonqualified stock options as no Option under the Program may be granted in the form of an incentive stock option as defined under the provisions of Code Section 422.
6.2     Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine.
6.3     Option Price. The Option Price for each grant of an Option under this Program shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.
6.4     Duration of Options. Unless the Committee determines otherwise, the term of each Option shall expire on the seventh (7th) anniversary date of its grant, subject to such provisions for earlier expiration as the Committee may specify in accordance with Section 6.8 (relating to termination of directorship) or otherwise.
6.5     Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
6.6     Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise (or such other form of notice as the Company may specify) to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, or compliance with such procedures as the Company may establish for notifying the Company, either directly or through an on-line internet transaction with a brokerage firm authorized by the Company to effect such option exercise, of the exercise of the Option for one or more Shares. Exercise of an Option must be accompanied by full payment for the Shares for which the Option is exercised (or a satisfactory “cashless exercise” notice).
The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares (by either actual delivery or attestation) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; (c) by a cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions and such procedures and limitations as the Company may specify from time to time; (d) by any other means which the Committee determines to be consistent with the Program’s purpose and applicable law; or (e) by a combination of two or more of (a) through (d).
Subject to any governing rules or regulations, including cashless exercise procedures, as soon as practicable after receipt of a notification of exercise and full payment (or a satisfactory “cashless exercise” notice), the Company shall cause to be issued and delivered to the Participant, in certificate form or otherwise, evidence of the Shares purchased under the Option(s).

6.7     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
6.8     Termination of Directorship. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s service to the Company as a Nonemployee Director. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
6.9     Nontransferability of Options. Except as otherwise provided in a Participant’s Award Agreement, no Option granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all Options granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.
6.10     Substitution of Cash. Unless otherwise provided in a Participant’s Award Agreement, and notwithstanding any provision in the Program to the contrary (including but not limited to Section 16.2), in the event of a Change in Control in which the Company’s stockholders holding Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, the Committee shall have the authority to require that any outstanding Option be surrendered to the Company by a Participant for cancellation by the Company, with the Participant receiving in exchange a cash payment from the Company within ten (10) days of the Change in Control. Such cash payment shall be equal to the number of Shares under Option, multiplied by the excess, if any, of the fair market value of a Share on the date the Change in Control occurs, over the Option Price.
Article 7.Stock Issuances
7.1     Stock Issuance Awards. Subject to the terms and provisions of the Program, the Committee may issue Shares as fully vested shares (“Stock Issuances”) in such number and upon such terms as shall be determined by the Committee.
7.2     Consideration. A Stock Issuance may be awarded in consideration for cash, past services rendered to the Company or an affiliate or for such other consideration as determined by the Committee.
Article 8.Restricted Stock
8.1     Grant of Restricted Stock. Subject to the terms and provisions of the Program, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.
8.2     Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.
8.3     Restriction on Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Program shall be available during his or her lifetime only to such Participant.
8.4     Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Program as it may deem advisable including, without limitation, any or all of the following:
(a)A required period of service with the Company, as determined by the Committee, prior to the vesting of Shares of Restricted Stock.
(b)A requirement that Participants forfeit (or in the case of Shares sold to a Participant, resell to the Company at his or her cost) all or a part of Shares of Restricted Stock in the event of termination of his or her service as a Nonemployee Director during the Period of Restriction.
(c)A prohibition against such Participants’ dissemination of any secret or confidential information belonging to the Company, or the solicitation by Participants of the Company’s Employees for employment by another entity.
Shares of Restricted Stock awarded pursuant to the Program shall be registered in the name of the Participant and if such Shares are certificated, in the sole discretion of the Committee, such certificate may be deposited in a bank designated by the Committee or with the Company. The Committee may require a stock power endorsed in blank with respect to Shares of Restricted Stock whether or not certificated.
Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Program shall become freely transferable (subject to any restrictions under any applicable securities law) by the Participant after the last day of the applicable Period of Restriction.
8.5     Voting Rights. Unless the Committee determines otherwise, Participants holding Shares of Restricted Stock issued hereunder shall be entitled to exercise full voting rights with respect to those Shares during the Period of Restriction.
8.6     Dividends and Other Distributions. Unless the Committee determines otherwise, during the Period of Restriction, Participants holding Shares of Restricted Stock issued hereunder shall be entitled to regular cash dividends paid with respect to such Shares. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.
8.7     Termination of Directorship. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to vest in previously unvested Shares of Restricted Stock following termination of the Participant’s service to the Company as a Nonemployee Director. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Program, and may reflect distinctions based on the reasons for termination.
Article 9.Restricted Stock Units
9.1     Restricted Stock Units Awards. Subject to the terms and conditions of the Program, the Committee may, at any time and from time to time, issue Restricted Stock Units which entitle the Participant to receive the Shares underlying those units following the lapse of specified restrictions (whether based on the achievement of designated performance goals or the satisfaction of specified services or upon the expiration of a designated time period following the vesting of the units).
9.2     Restricted Stock Units Award Agreement. Each Restricted Stock Units award shall be evidenced by a Restricted Stock Units Award Agreement that shall specify the vesting restrictions, the number of Shares subject to the Restricted Stock Units award, and such other provisions as the Committee shall determine.

9.3     Restrictions. The Committee shall impose such other conditions and/or restrictions on the issuance of any Shares under the Restricted Stock Units granted pursuant to the Program as it may deem advisable including, without limitation, any or all of the following:
(a)A required period of service with the Company, as determined by the Committee, prior to the issuance of Shares under the Restricted Stock Units award.
(b)A requirement that the Restricted Stock Units award be forfeited in whole or in part in the event of termination of the Participant’s services as a Nonemployee Director during the vesting period.
(c)A prohibition against such Participants’ dissemination of any secret or confidential information belonging to the Company, or the solicitation by Participants of the Company’s Employees for employment by another entity.
Except as otherwise provided in this Article 9, Shares subject to Restricted Stock Units under the Program shall be freely transferable (subject to any restrictions under applicable securities law) by the Participant after receipt of such shares.
9.4     Stockholder Rights. Participants holding Restricted Stock Units issued hereunder shall not have any rights with respect to Shares subject to the award until the award vests and the Shares are issued hereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom Shares, on outstanding Restricted Stock Units awards, subject to such terms and conditions as the Committee may deem appropriate.
9.5     Termination of Directorship. Each Restricted Stock Units Award Agreement shall set forth the extent to which the Participant shall have the right to vest in previously unvested Shares subject to the Restricted Stock Units award following termination of the Participant’s service to the Company as a Nonemployee Director. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Stock Unit awards issued pursuant to the Program, and may reflect distinctions based on the reasons for termination.
Article 10.Stock Appreciation Rights
10.1     Stock Appreciation Rights Awards. Subject to the terms and conditions of the Program, the Committee may issue a Stock Appreciation Rights award which shall entitle the Participant to receive upon exercise a payment in cash or Shares underlying the exercised award equal to the excess (if any) of (a) the Fair Market Value of the Shares on the date of exercise over (b) the aggregate base price in effect for such Shares. A Stock Appreciation Right shall become exercisable during such times and subject to such conditions as shall be determined by the Committee, in its sole discretion.
10.2     Stock Appreciation Rights Agreement. Each Stock Appreciation Rights award shall be evidenced by a Stock Appreciation Rights Award Agreement that shall specify the vesting restriction, the number of Shares subject to the award and such additional terms and conditions as the Committee shall determine.
10.3     Base Price. The base price for each grant of a Stock Appreciation Right under this Program shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the award is granted.
10.4     Nontransferability of Stock Appreciation Rights. Except as otherwise provided in a Participant’s Award Agreement, no Stock Appreciation Right granted under this Article 10 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all Stock Appreciation Rights granted to a

Participant under this Article 10 shall be exercisable during his or her lifetime only by such Participant.
Article 11.Automatic Awards to Nonemployee Directors
11.1     [Intentionally Omitted.]
11.2     Annual Awards.
(a)Unless otherwise determined by the Committee, each Nonemployee Director shall receive annually, effective as of the day following each annual meeting of the Company’s stockholders an award as follows (the “Annual Award”):
(i)An Option for up to one hundred twenty thousand (120,000) Shares, or
(ii)A Restricted Stock Units award for up to forty eight thousand (48,000) Shares, or
(iii)A combination of an Option and Restricted Stock Units award, provided that in no event may the total value of the Option and Restricted Stock Units award subject to such combined award exceed eighty thousand dollars ($80,000). The Committee shall have the sole discretion to determine the amount and type of award for each year and to change the maximum grant date value set forth in the preceding sentence from year to year if it determines that a change is advisable; provided, however, that in the event of a combined Annual Award to a Nonemployee Director for a particular year in no event shall the total number of shares subject to the Option component of such award for the Nonemployee Director for that year exceed the limit in clause (i) above and in no event shall the total number of shares subject to the Restricted Stock Units component of such award for the Nonemployee Director for that year exceed the limit in clause (ii) above. For such purposes, the value of the Annual Award shall be calculated as follows: (A) the value of an Option shall be equal to the fair value of an option share as estimated on the date of grant under a valuation model approved by Financial Accounting Standards Board (“FASB”) for purposes of the Company’s financial statements under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor provision); and (B) the value of a Restricted Stock Unit shall be equal to the Fair Market Value of the Share on the award date.
(b)Each Annual Award shall vest upon the first to occur of (i) the Participant’s completion of one (1) year of Board service measured from the award date or (ii) the next annual meeting of the Company’s stockholders that occurs after the calendar year in which the Annual Award is granted (or such longer period as determined by the Committee). Each Annual Award shall become fully vested in the event of the Participant’s death or Disability.
(c)Notwithstanding any other provision of the Program to the contrary and unless both of the Company’s nonemployee director stock ownership guidelines and holding requirements are met, each as set forth in the Corporate Governance Guidelines of the Company, the Shares acquired under an Annual Award (net of any Shares sold to cover the exercise price and applicable taxes due in connection with the exercise or settlement of the award) may not be sold, transferred or otherwise disposed of prior to the Participant’s cessation of Board service.
(d)All additional terms of an Annual Award will be as set forth in Articles 6 and 9, as applicable, or as set forth in the specific Award Agreement governing such award.

11.3     Annual Retainer Election.
(a)Subject to the terms and provisions of the Program and any other restrictions set out by the Committee in its sole discretion, the Committee may permit each Nonemployee Director to elect to receive all or a portion of his or her Annual Retainer in the form of Options or Restricted Stock to be issued as of the first day on which such Annual Retainer is otherwise due and payable (the “Conversion Date”) and using the Fair Market Value of a Share as of the Conversion Date as the Option Price of the Options.
(b)If conversion elections are permitted by the Committee, each irrevocable election shall be made in accordance with such rules as the Committee may determine in its sole discretion which shall be consistent with the requirements of Code Section 409A and the Treasury Regulations and rulings promulgated thereunder. Except as may otherwise be determined by the Committee, in the event of a Participant’s election to receive an Option in lieu of his Annual Retainer, the number of shares subject to the Option shall be determined by dividing that portion of the Annual Retainer to be paid in the form of the Option by the Fair Market Value of a Share on the Conversion Date and multiplying the quotient by four (4). In the event of a Participant’s election to receive Restricted Stock in lieu of an Annual Retainer, the number of Shares of such Restricted Stock shall be determined by dividing that portion of the Annual Retainer to be paid in the form of Shares of Restricted Stock by the Fair Market Value of a Share on the Conversion Date. In the event the preceding formula would result in a fractional Share being issued or subject to an Option, the number of Shares subject to the issuance or Option shall be rounded up to the nearest whole Share.
(c)Restricted Stock granted pursuant to this Section 11.3 shall vest upon the first to occur of (i) the Participant’s completion of one (1) year of Board service measured from the grant date or (ii) the next annual meeting of the Company’s stockholders at which Board members are to be elected. Each Annual Award shall become fully vested in the event of the Participant’s death or Disability.
(d)Any portion of a Nonemployee Director’s Annual Retainer for which an election has not been made pursuant to this Section 11.3, shall be paid in cash to such Nonemployee Director at such time or times as payments thereof are customarily made by the Company.
(e)All additional terms of an Award received as a result of the election described herein will be as set-forth in Sections 6 and 7, as applicable, or as set forth in the specific Award Agreement governing such Award.
Article 12.Beneficiary Designation
Each Participant under the Program may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Program is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
Article 13 Deferrals
The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, or Stock Appreciation Right or the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals which shall be consistent with the requirements of Code Section 409A and the Treasury Regulations and rulings promulgated thereunder.

Article 14     Rights of Participants
14.1     Directorship. Nothing in the Program or any Award Agreement shall interfere with or limit in any way the right of the Company to terminate at any time any Participant’s service to the Company as a Nonemployee Director, nor confer upon any Participant any right to continue in the service of the Company.

14.2     Participation. No Nonemployee Director shall have the right to be selected to receive an Award under this Program, or, having been so selected, to be selected to receive a future Award.

Article 15     Change in Control

Upon the occurrence of a Change in Control and notwithstanding the terms of any Award Agreement, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)Any and all Options granted hereunder shall become immediately exercisable, and shall terminate upon the earlier of (i) the third anniversary of the Participant’s date of termination of service or (ii) expiration of the Option term.
(b)Any restriction periods and restrictions imposed on Awards shall lapse.

Article 16.Amendment, Modification, and Termination
16.1     Amendment, Modification, and Termination. Subject to the terms of the Program including Section 16.2, the Board may at any time and from time to time, alter, amend, suspend or terminate the Program in whole or in part. However, stockholder approval shall be required for any amendment of the Program only to the extent required by applicable law.
16.2     Awards Previously Granted. Notwithstanding any provision of the Program or of any Award Agreement to the contrary (but subject to Section 6.10 hereof), no termination, amendment, or modification of the Program or amendment of an Award previously granted under the Program shall adversely affect in any material way any Award previously granted under the Program, without the express consent of the Participant holding such Award.

Article 17.Compliance with Applicable Law and Withholding
17.1     General. The granting of Awards and the issuance of Shares under the Program shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding anything to the contrary in the Program or any Award Agreement, the following shall apply:
(a)The Company shall have no obligation to issue any Shares under the Program if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.
(b)Prior to the issuance of any Shares under the Program, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the purpose or with the intention of distributing the Shares and that the recipient will not dispose of them in violation of the registration requirements of the Securities Act of 1933.
(c)With respect to any Participant who is subject to Section 16(a) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to

Award or payment under the Program or implement procedures for the administration of the Program which it deems necessary or desirable to comply with the requirements of Rule 16b-3 of the Exchange Act.
(d)If, at any time, the Company, determines that the listing, registration, or qualification (or any updating of any such document) of any Award, or the Shares issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any Award, the issuance of Shares pursuant to any Award, or the removal of any restrictions imposed on Shares subject to an Award, such Award shall not be granted and the Shares shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company or the Committee otherwise provides.
17.2     Securities Law Compliance. Transactions under this Program are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act.
17.3     Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required or permitted by law or regulation to be withheld with respect to any taxable event arising as a result of this Program.
17.4     Share Withholding. Awards payable in Shares may provide that with respect to withholding required upon any taxable event arising thereunder, Participants may elect to satisfy the withholding requirement (or the Committee may require that the tax withholding requirement be satisfied), in whole or in part, by having the Company withhold Shares to satisfy their withholding tax obligations. Unless otherwise provided by the Committee, all elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations, including prior Committee approval, that the Committee, in its sole discretion, deems appropriate.

Article 18.Indemnification
Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Program and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
Article 19.    Successors
All obligations of the Company under the Program with respect to Awards granted hereunder shall, to the extent legally permissible, be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20     Legal Construction

20.1     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
20.2    Severability. In the event any provision of the Program shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Program, and the Program shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3     Governing Law. To the extent not preempted by federal law, the Program, and all Award or other agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware without giving effect to principles of conflicts of laws.

20.4     Non-Exclusivity of the Program; No Corporate Action Restriction. Nothing in this Program shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Shares, under any other plan or authority. The existence of this Program, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Company or any of its subsidiaries (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any subsidiary, (d) any dissolution or liquidation of the Company or any subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Company or any subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Committee, or the Company or any employees, officers or agents of the Company or any subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.